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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45576) of The Cobalt Group, Inc. of our report dated January 25, 2001, except for paragraphs two and three of Note 19 which are as of March 9, 2001 and except for paragraph three of Note 1 and paragraphs four and five of Note 19 which are as of June 2, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLC
Seattle, Washington
June 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS